Exhibit 99.1

                            Investor Contact:    Steve Zenker
                                                 (239) 498-8066
                                                 stevezenker@wcicommunities.com

                            Media Contact:       Ken Plonski
                                                 (239) 498-8691
                                                 kenplonski@wcicommunities.com

FOR IMMEDIATE RELEASE

               WCI REPORTS 152% INCREASE IN FOURTH QUARTER ORDERS

BONITA SPRINGS, FL (JAN. 14, 2004) - WCI Communities, Inc. (NYSE:WCI), a leading builder of highly-amenitized lifestyle communities, announced today its fourth quarter orders rose 152% to an all-time single quarter record $456.5 million from $180.9 million in the same period a year ago. Unit orders for the quarter totaled 668, an increase of 81% from the 369 units obtained in the year earlier period. Fourth quarter orders in both the traditional homebuilding and tower divisions showed strong increases over the previous year, with traditional homebuilding orders up 116% to $187.9 million and tower homebuilding orders up 186% to $268.6 million.

For the year ended December 31, 2003, orders rose 49% to a record $1.45 billion. Traditional homebuilding realized a 35% increase in new orders to $718.7 million while the tower division achieved a 66% increase to $728.0 million. Combined backlog at year-end stood at $947.7 million, up 32% from last year's backlog of $717.1 million. The tower division finished the year with an all-time record backlog of $512.2 million while the traditional homebuilding division's backlog of $435.4 million is the highest year-end backlog ever achieved.

Also announced today was the retirement of George Page, WCI's Senior Vice
President: Tower Division. Page will act as an exclusive consultant to WCI in real estate and tower development following his retirement at the end of February. Said Page, "Looking back on my years at WCI, there are three things of which I am most proud: my role in growing the Tower Division's ranks of talented employees, the considerable financial contributions the Tower Division has made to WCI's overall profitability, and, of course, the quality of the tower product itself. WCI's Tower Division is truly unique among large homebuilders, and we are recognized today for our expertise in creating a wide range of tower lifestyles."

"While I am sad to see George stepping down from the WCI executive team, I am happy that he is embarking on an important new chapter in his life - retirement," said WCI President Jerry Starkey. "Under George's guidance, the Tower Division has expanded across Florida's coastal landscape with landmark projects. I have no doubt our Tower team will continue to excel as we tap new markets in Florida and beyond."

Page joined WCI's predecessor organization, Westinghouse Communities, in 1990 and has been instrumental in growing the division from eight to over 70 people during his tenure. Over that period, the division completed 34 towers, with another 11 towers under construction at the end of 2003.

Starkey continued, "Perhaps George's best legacy is the team he has built that will carry on under the direction of Chris Hanlon, a 12-year WCI tower executive who has assumed George's role of managing WCI's Florida tower operations. We are also committed to exploring markets outside of Florida and to that end, late last year we hired Jack Train, who will focus on tower opportunities outside of our home state. Train's 30-year career in real estate development in major U.S. markets includes expertise in high-density multifamily product. He will be a valuable asset as we enter the next stage in our tower division's growth plans."

                               PRELIMINARY RESULTS

                                    THREE MONTHS ENDED                    YEAR ENDED
                                 12/31/03        12/31/02         12/31/03          12/31/02
                                 --------        --------         --------          --------
TRADITIONAL HOMEBUILDING:
Revenues (000)                   $287,101        $200,307        $  624,219        $  461,270
Lot sales (000)                  $ 23,723        $  5,593        $   25,677        $   17,028
Closings                              710             585             1,666             1,413
Net new contracts                     491             287             1,679             1,666
New contract value (000)         $187,924        $ 86,830        $  718,690        $  533,144
Average price (000)              $    383        $    303        $      428        $      320

TOWER HOMEBUILDING:
Revenues (000)                   $212,184        $174,422        $  593,893        $  536,005
Net new contracts                     177              82               508               442
New contract value (000)         $268,572        $ 94,047        $  727,970        $  439,547
Average price (000)              $  1,517        $  1,147        $    1,433        $      994

COMBINED HOMEBUILDING:
Revenues (000)                   $523,008        $380,322        $1,243,789        $1,014,303
Net new contracts                     668             369             2,187             2,108
New contract value (000)         $456,496        $180,877        $1,446,660        $  972,691
Average price (000)              $    683        $    490        $      661        $      461

                                                   BACKLOG DATA
                                 ----------------------------------------------------
                                      12/31/03                      12/31/02
                                      --------                      --------
                                 UNITS       DOLLARS (000)      UNITS   DOLLARS (000)
                                 -----       -------------      -----   -------------
Traditional Homebuilding          882          $435,419          869      $339,277
Tower Homebuilding                             $512,238                   $377,802
Combined Homebuilding                          $947,657                   $717,079

ABOUT WCI

      Based in Bonita Springs, Florida, WCI has been creating amenity-rich, leisure-oriented master-planned communities for more than 50 years. WCI's award-winning communities offer primary, retirement, and second-home buyers traditional and tower home choices with prices from the mid-$100,000s to more than $10 million and currently feature more than 549 holes of golf and 1,000 boat slips as well as country club, tennis and recreational facilities. The company also derives income from its 30-office Prudential Florida WCI Realty division, its mortgage and title businesses, and its amenities division, which operates many of the clubhouses, golf courses, restaurants, and marinas within its 30 communities. The company currently owns and controls developable land of approximately 14,000 acres.

Certain information included herein and in other company reports, Security and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI's ability to compete in the Florida real estate market; the availability and cost of land in desirable areas in Florida and elsewhere and the ability to expand successfully into those areas; WCI's ability to obtain necessary permits and approvals for the development of its lands; WCI's ability to raise debt and equity capital and grow its operations on a profitable basis; WCI's ability to pay principal and interest on its current and future debts; WCI's ability to sustain or increase historical revenues and profit margins; material increases in labor and material costs; increases in interest rates; the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or legal proceedings; natural disasters; and the continuation and improvement of general economic conditions and business trends. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                      ###

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